UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2007

ENABLE IPC CORPORATION

(Exact name of registrant as specified in its charter)

000-51590

(Commission File Number)

Delaware                                      38-3718471

(State or other jurisdiction             (I.R.S. Employer Identification No.)

                                                                of incorporation or organization)

25520 Avenue Stanford, Suite 311, Valencia, CA  91355

(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (661) 775-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2007, Enable IPC Corporation (the “Company”) issued a press release announcing that Cathryn S. Gawne will join the Enable IPC Board of Directors effective May 21, 2007.

Ms. Gawne has practiced corporate and securities law for 25 years and has been affiliated with Silicon Valley Law Group since 1999. She has represented several public and private companies, including her service as corporate counsel for Enable IPC since its inception.  Her practice emphasizes securities and corporate law for emerging growth companies across a broad range of industries, including wireless and portable information technologies, telecommunications and software, as well as "brick and mortar" industries such as automotive, mining and retail. She advises companies on initial and follow-on public offerings, mergers, acquisition, leveraged buyouts, joint ventures and commercial transactions. She counsels public and private companies on corporate governance and disclosure issues and counsels clients who are starting or franchising new businesses with respect to general corporate matters and protection of their intellectual property. Ms. Gawne also represents several nonprofit corporations and counsels them on corporate structure and governance. In addition to her law practice, she serves on two advisory boards, is a Board member of two non-profit organizations and one for-profit company. Ms. Gawne received a BA from Stanford University and her JD from the UCLA School of Law, where she was a Comment Editor on the UCLA Law Review.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired: Not Applicable

(b)  Pro Forma Financial Information: Not Applicable

(c)  Exhibits: The following exhibits are included as part of this report:

Exhibit No.            Description

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99.1             Press release, dated May 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2007

ENABLE IPC CORPORATION

By:   /s/ David Walker

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         David Walker

         Chief Executive Officer